Alberta

MINERAL AGREEMENT DETAIL REPORT

Report Date: Friday, March 11, 2022 11:45:39 AM

Agreement Number: 091 9109100576

Status: ACTIVE
Agreement Area: 30.5000
Term Date: 2009/10/02
Continuation Date:
Expiry Date: 2024/10/02
Vintage : PRIMARY

DESIGNATED REPRESENTATIVE

Client Id: 8030335
Client Name: DRYDEN, TOMMY ALAN

Address: PO BOX 959

162 N BROADWAY
RAYMOND, AB
CANADA T0K 2S0

Participant Information

Client Id	Participant Name	Participant Percent
1023336	GEM-X EXCHANGE LIMITED	100.00 %

LAND / ZONE DESCRIPTION

Tract: 00

4-22-007: 25SWP
PORTION(S) LYING TO THE NORTH OF THE ST. MARY'S RIVER
AS DERIVED FROM SUSTAINABLE RESOURCE DEVELOPMENT
2004 INTERPRETATION OF AERIAL PHOTOGRAPHY.

AMMONITE SHELL



4-21-007
4-22-007

Alberta

MINERAL AGREEMENT DETAIL REPORT

Report Date: Friday, March 11, 2022 11:46:35 AM

Agreement Number: 091 9110060380

Status: ACTIVE	Term Date: 2010/06/08	Expiry Date: 2025/06/08
Agreement Area: 58.6900	Continuation Date:	Vintage : PRIMARY

DESIGNATED REPRESENTATIVE

Client Id: 8030335
Client Name: DRYDEN, TOMMY ALAN

Address: PO BOX 959

162 N BROADWAY
RAYMOND, AB
CANADA T0K 2S0

Participant Information

Client Id	Participant Name	Participant Percent
1023336	GEM-X EXCHANGE LIMITED	100.00 %

LAND / ZONE DESCRIPTION

Tract: 00

4-22-007: 26NWP
PORTION(S) LYING TO THE NORTH OF THE ST. MARY'S RIVER
AS DERIVED FROM SUSTAINABLE RESOURCE DEVELOPMENT
2004 INTERPRETATION OF AERIAL PHOTOGRAPHY.

AMMONITE SHELL



4-21-007
4-22-007